UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2018

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01 Entry into a Material Definitive Agreement.

MGT Capital Investments, Inc. (the “Company”) and L2 Capital, LLC, a Kansas limited liability company (the “L2 Capital”) entered into an equity purchase agreement (the “Purchase Agreement”) dated August 30, 2018 (the “Execution Date”), pursuant to which the Company has the right, but no obligation, to sell from time to time at its sole discretion to L2 Capital shares of the Company’s common stock (the “Common Stock”) having an aggregate value of up to $35,000,000, subject to certain limitations and conditions set forth in the Purchase Agreement (the “Offering”). Under the Purchase Agreement, the Company may by notice (a “Put Notice”) delivered to L2 Capital require L2 Capital to purchase a number of shares (the “Put Shares”) of the Common Stock that is equal to the lesser of $500,000 and 200% of the average trading volume of the Common Stock in the 10 trading days immediately preceding the date of such Put Notice. The purchase price for such Put Shares will be the lowest volume-weighted average traded price of any day during the five trading days either following or beginning on the date on which L2 Capital receives delivery of the Put Shares into its brokerage account, which period is referred to as the Valuation Period, multiplied by 93.5%. The Company may generally deliver a Put Notice to L2 Capital at any time during the term of the Purchase Agreement. The Company will control the timing and amount of any sales of its Common Stock to L2 Capital. The obligation of L2 Capital to purchase the Put Shares is subject to, among other things, a beneficial ownership limitation, pursuant to which L2 Capital is not obligated to purchase any Put Shares that would result in L2 Capital owning more than 9.99% of the Common Stock outstanding immediately after giving effect to the issuance of the Put Shares pursuant to a Put Notice, and is conditioned on the effectiveness of the registration statement No. 333-225589 on Form S-3 and the filing of a prospectus supplement describing the Offering (collectively, the “Registration Statement”). During the term of the Purchase Agreement, the Company may not enter into any equity line of credit agreement with any other party, or issue securities of the Company in an amount greater than $100,000 that are convertible into an amount of shares that varies based on the market price of the Common Stock, without L2 Capital’s prior written consent. L2 Capital has agreed that neither it, nor any of its affiliates acting on its behalf or pursuant to any understanding with it, will engage in any direct or indirect short-selling of the Company’s Common Stock during the term of the Purchase Agreement. The Purchase Agreement becomes effective on the Execution Date and will end on the earlier of (i) the date on which L2 Capital shall have purchased the Put Shares equal to an aggregate of $35,000,000, (ii) August 28, 2021, or (iii) written notice of termination by the Company to L2 Capital, provided that L2 Capital does not hold any of the Put Shares.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and L2 Capital, indemnification rights and other obligations of the parties. The Offering was made pursuant to the Company’s Registration Statement which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 10, 2018, and pursuant to a prospectus supplement dated August 30, 2018. The Company expects to use the proceeds from the Offering for general corporate and working capital purposes but there is no limitation on the use of the proceeds from the Offering pursuant to the Purchase Agreement.

In connection with the Purchase Agreement, the Company and L2 Capital also entered into a registration rights agreement (the “Registration Rights Agreement”) dated August 30, 2018 pursuant to which, among other things, the Company agreed to register the sale and resale of the Put Shares.

The foregoing summary of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1and Exhibit 10.2 and are incorporated herein by reference.

The Company is filing the opinion of its counsel, Sichenzia Ross Ference Kesner LLP, regarding the validity of the shares of common stock issued pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibits
5.1	Opinion of Sichenzia Ross Ference Kesner LLP.
10.1	Equity Purchase Agreement dated as of August 30, 2018, by and between MGT Capital Investments, Inc. and L2 Capital, LLC.
10.2	Registration Rights Agreement dated August 30, 2018
23.1	Consent of Sichenzia Ross Ference Kesner LLP (contained in Exhibit 5.1).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date:	August 30, 2018	By:	/s/ Robert Ladd
		Name:	Robert Ladd
		Title:	Chief Executive Officer